EXHIBIT 1

TRANSACTIONS SINCE THOSE REPORTED IN THE SCHEDULE 13D FILED BY THE REPORTING PERSONS ON MAY 30, 2017

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in the Schedule 13D filed by the Reporting Persons on May 30, 2017. Such transactions involved the purchase of shares on the NASDAQ Stock Market. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
5/30/2017	Purchase	$ 3.5291	[1]	16331
5/31/2017	Purchase	$ 3.4682	[2]	15972
6/1/2017	Purchase	$ 3.4902	[3]	38164
6/2/2017	Purchase	$ 3.5482	[4]	47444
6/5/2017	Purchase	$ 3.5084	[5]	17967
6/6/2017	Purchase	$ 3.5254	[6]	23403
6/7/2017	Purchase	$ 3.5529	[7]	19038
6/8/2017	Purchase	$ 3.6388	[8]	20453
6/9/2017	Purchase	$ 3.6638	[9]	31073
6/12/2017	Purchase	$ 3.6829	[10]	25900
6/13/2017	Purchase	$ 3.6293	[11]	19155
6/14/2017	Purchase	$ 3.5327	[12]	22960
6/15/2017	Purchase	$ 3.4189	[13]	32085
6/16/2017	Purchase	$ 3.3152	[14]	100000
6/19/2017	Purchase	$ 3.3721	[15]	40329
6/20/2017	Purchase	$ 3.3545	[16]	39700

1 This transaction was executed in multiple trades at prices ranging from $3.495 – 3.56.

2 This transaction was executed in multiple trades at prices ranging from $3.445 – 3.51.

3 This transaction was executed in multiple trades at prices ranging from $3.46 – 3.55.

4 This transaction was executed in multiple trades at prices ranging from $3.485 – 3.59.

5 This transaction was executed in multiple trades at prices ranging from $3.495 – 3.52.

6 This transaction was executed in multiple trades at prices ranging from $3.49 – 3.60.

7 This transaction was executed in multiple trades at prices ranging from $3.51 – 3.60.

8 This transaction was executed in multiple trades at prices ranging from $3.56 – 3.69.

9 This transaction was executed in multiple trades at prices ranging from $3.595 – 3.74.

10 This transaction was executed in multiple trades at prices ranging from $3.6525 – 3.73.

11 This transaction was executed in multiple trades at prices ranging from $3.575 – 3.70.

12 This transaction was executed in multiple trades at prices ranging from $3.45 – 3.58.

13 This transaction was executed in multiple trades at prices ranging from $3.345 – 3.54.

14 This transaction was executed in multiple trades at prices ranging from $3.29 – 3.40.

15 This transaction was executed in multiple trades at prices ranging from $3.33 – 3.44.

16 This transaction was executed in multiple trades at prices ranging from $3.25 – 3.49.